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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on (Form S-8) pertaining to the 1999 & 2000 Equity Incentive Plans of our report dated May 16, 2000 (except Note 12, which is as of July 10, 2000) with respect to the consolidated financial statements and schedule of CacheFlow Inc. as of April 30, 2000 and 1999, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

Walnut Creek, California
December 15, 2000                                 /s/ Ernst & Young LLP
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                                                  Ernst & Young LLP